EXHIBIT 10.54

THIS LOAN AGREEMENT is dated the 28th day of October 2013

BETWEEN:

(1)	Gulfstream Capital Partners Ltd., a company incorporated in Seychelles with limited liability, the registered office of which is at 1st Floor, #5 DEKK House, De Zippora Street, P.O. Box 456, Povidence Industrial Estate, Mahe, Republic of Seychelles (the “Borrower”);

(2)	XIN HUA, holder of PRC Identity Card Number 522501197702277338, of 37/F, 500 Chengdu North Road, Huangpu District, Shanghai, PRC (the “Lender”); and

(3)	VELATEL GLOBAL COMMUNICATIONS, INC., a company incorporated in the United States, the registered office of which is at 5950 La Place Court, Suite 160, Carlsbad, CA, 92008, USA (the “Guarantor”).

WHEREAS:

(A)	The Borrower has requested the Lender to make available to the Borrower a loan in the principal sum of HK$26,540,637.45 which shall be paid on behalf of the Borrower to China Motion Holdings Limited (“Holdings”) and ChinaMotion InfoServices Limited (“CMInfo”, Holdings and CMInfo collectively the “Sellers”), both companies incorporated in the British Virgin Islands with limited liability, for the sole and exclusive purpose of financing the partial payment of the Settlement Sum by the Borrower to the Sellers pursuant to the Settlement Deed.

(B)	In consideration of the Lender agreeing to enter into this Agreement, the Guarantor has agreed to guarantee in favour of the Lender the due and punctual performance of the obligations of the Borrower under this Agreement subject to and upon the terms and conditions of this Agreement.

(C)	This Agreement sets out the terms and conditions subject to which the Lender will make available the Loan to the Borrower.

1.	INTERPRETATION

1.1          In this Agreement (including the Schedules), the following expressions shall, except where the context otherwise requires, have the meanings attributed to them respectively below:

“Arbitration Proceedings”	means the arbitration proceedings commenced by the Borrower and the Guarantor in the Hong Kong International Arbitration Centre against Listco, Holdings and CMInfo and intituled HKIAC/PA 13105

“Business Day”	a day (other than a Saturday, Sunday or public holiday) on which licensed banks in Hong Kong are generally open for business throughout their normal business hours

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“China Mortion” or “Company”	means China Motion Telecom (HK) Limited, a company incorporated in Hong Kong with limited liability having its registered office at Suits 1105-1106, 11/F, Chinachem Golden Plaza, 77 Mody Road, Tsim Sha Tsui East, Kowloon, Hong Kong with company no. of 450483

“Drawdown Date”	the date of drawdown of the Loan as specified in the Notice of Drawing

“Encumbrance”	means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, or other encumbrance of any kind securing, or any right conferring a priority of payment in respect of, any obligation of any person, and any other preferential arrangement resulting in a secured transaction or having the same economic or legal effect as any of the foregoing or the interest of a vendor or lessor under any conditional sale agreement, lease, hire purchase agreement or other title retention arrangement or any agreement to give any of the foregoing;

“Event(s) of Default”	any one or more of the events specified in Clause 12 or any act or event which with the giving of notice and/or the lapse of time and/or the fulfilment of any other condition would become one or more of such events

“First Instalment”	has the meaning ascribed thereto in Clause 6.1(a)

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC

“Indebtedness”	means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, secured or unsecured;

“Listco”	means China Motion Telecom International Limited, a company incorporated in Bermuda with limited liability, the issued shares of which are listed on the Main Board of The Stock Exchange of Hong Kong Limited

“Loan”	the principal amount of HK$26,540,637.45 to be advanced by the Lender to the Borrower subject to and upon the terms and conditions of this Agreement, or as the case may be, the aggregate amount outstanding, at any relevant time, of all moneys owing to the Lender in respect thereof plus the bank charges or wiring fees incurred by the Lender in the course of transmitting the principal amount to the payee of the Loan

“Notice of Drawing	the notice of drawing in the form set out in Schedule 3

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“Option Deed”	means the option deed to be made between the Borrower and the Lender pursuant to which the Borrower has granted a call option to the Lender for the acquisition by the Lender from the Borrower the entire issued share capital of China Motion and including any supplement or amendment made from time to time, such option deed shall be in form and substance to the satisfaction of the Lender;

“PRC”	the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan

“Repayment Date”	28 February 2014 being the date of repayment of the Second Instalment, or where relevant, the date referred to in Clause 6.2 or 12.2 when the Loan and all monies payable under this Agreement shall be due and payable

“Second Instalment”	has the meaning ascribed thereto in Clause 6.1(b)

“Secured Indebtedness”	means, collectively, the Loan and interest thereon, fees, expenses and all other moneys due or to become due from the Borrower to the Lender from time to time and at any time under this Agreement and/or any Security Documents;

“Security Documents”	means the Share Charge, the Option Deed and any and all other security documents as may be required by the Lender from time to time executed by the parties thereto (other than the Lender) pursuant to Clause 18, and a “Security Document” means each or any one of them, as the context requires;

“Settlement Deed”	means the settlement deed dated 28 October 2013 and made between Listco, Holdings, CMInfo, the Borrower and the Guarantor wherein the Borrower has agreed, inter alia, to pay to the Sellers the Settlement Sum and discontinue the Arbitration Proceedings subject to the terms and conditions therein contained;

“Settlement Sum”	shall have the meaning ascribed to it under the Settlement Deed

“Share Charge”	means the share charge to be executed by the Borrower in favour of the Lender pursuant to which the Borrower shall create a first fixed charge over the entire issued share capital of China Motion and including any supplement or amendment made from time to time, such Share Charge shall be in form and substance to the satisfaction of the Lender;

“this Agreement”	this loan agreement for the Loan, as amended from time to time

“HK$” or “HKD”	Hong Kong dollars, the lawful currency of Hong Kong

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1.2          Except to the extent that the context requires otherwise, any reference in this Agreement to:

(1)	an “agency” of a state or government means any ministry, agency, board, bureau, commission, department, authority, statutory corporation (whether autonomous or not) or other instrumentality of or any corporation or other entity owned or controlled by such state or government;

(2)	“assets” include present and future properties, revenues and rights of every description;

(3)	any document shall include that document as in force for the time being and as amended in accordance with the terms thereof or with the agreement of the parties thereto and with the consent of the Lender, if required hereunder;

(4)	any enactment shall include any such enactment as re-enacted, amended, extended, consolidated or replaced from time to time;

(5)	“laws and regulations” shall include all constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law, rules of civil and common law and equity, directives, instructions, notifications, circulars, policy statements and guidelines (whether or not having the force of laws) and other similar authorities;

(6)	a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, unit or trust (in each case, whether or not having separate legal identity); and

(7)	“tax” includes any present or future tax, levy, impost, duty, charge, fees, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

1.3          The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, references in this Agreement to the singular shall be deemed to include references to the plural and vice versa and references to one gender shall include all genders.

1.4          References in this Agreement to Clauses and Schedules are references to clauses of and schedules to, this Agreement.

2.            THE LOAN

2.1          Subject to and upon the terms and conditions of this Agreement, the Lender hereby agrees to make available to the Borrower the Loan in the principal amount of HK$26,540,637.45 for the sole and exclusive purpose of financing the partial payment of the Settlement Sum pursuant to the Settlement Deed. The Loan shall be drawn down once in its entire sum on the Drawdown Date.

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2.2          In consideration of the agreement by the Lender to make the Loan available to the Borrower under this Agreement, the Borrower hereby covenants with the Lender that it will pay the Secured Indebtedness in the manner and at the times herein provided for payment thereof.

3.            CONDITIONS PRECEDENT

3.1          The obligations of the Lender to advance the Loan to the Borrower shall be expressly subject to the fulfilment of the following conditions precedent:

(1)	all necessary approvals, consents, authorisations and licences in relation to the transactions contemplated under this Agreement having been obtained;

(2)	all representations and warranties made by the Borrower in this Agreement or in connection herewith shall be true and correct with the same effect as if made on and as of Drawdown Date with reference to the facts and circumstances then subsisting;

(3)	no Event of Default shall have occurred or potential Event of Default shall have occurred (or would be likely to occur as a result of the Loan being made);

(4)	the Share Charge having been duly executed by the Borrower;

(5)	the Option Deed having been duly executed by the Borrower and the Lender;

(6)	such other documents, evidence and financial and other information relating to any of the matters contemplated under this Agreement and the Security Documents as the Lender may require;

(7)	all representations and warranties set out in Clause 9 shall be true and correct as on the Drawdown Date with reference to the facts and circumstances then existing; and

(8)	the Lender shall have received evidence to its satisfaction that the Loan shall be applied for the sole purpose set out in Clause 2.1.

3.2          This Agreement is to be signed simultaneously upon the Borrower, the Guarantor and Sellers entering into the Settlement Deed.

4.            DRAWING

4.1          The Loan must be drawn in one lump sum within five (5) Business Days from the date of this Agreement by the Borrower serving the Notice of Drawing duly signed by the Borrower on the Lender prior to the Drawdown Date.

4.2          The Notice of Drawing once given under Clause 4.1 shall be irrevocable and shall oblige the Borrower to make a drawing stated in the Notice of Drawing. For the avoidance of doubt, the Loan can only be drawn down once in its entire sum.

4.3          Subject to the receipt by the Lender the duly issued Notice of Drawing and the fulfilment of the conditions precedent as set out in Clause 3.1, the Lender will transfer the Loan on behalf of the Borrower to the designated bank account of the Sellers as set out in Schedule 2 of this Agreement within the first Business Day immediately after date of the Notice of Drawing.

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4.4          For the avoidance of doubt, the Lender shall not be obliged to advance the Loan or any part thereof or at all to the Buyer if Lender is requested to transfer the Loan or any part thereof to any party or account other than the designated bank account of the Sellers as set out in Schedule 2 of this Agreement

5.            INTEREST

5.1          Subject to Clause 5.2, the Borrower shall bear no interest until the Repayment Date.

5.2          If the Borrower defaults in repayment on the due date of any part of the Loan, the Borrower shall pay interest on such overdue sums from the due date until payment in full (before and after judgment) at the rate of 3% per month. Such interest shall be calculated on the basis of a 30 day month and the actual number of days elapsed and accrued on a daily basis.

6.            REPAYMENT

6.1          Without prejudice to Clauses 6.2 and 12.2, the Borrower shall repay the Loan in two instalments to the bank account in Hong Kong designated by the Lender in the following manner:

(a)	HK$7,800,000 being the first instalment (“First Instalment”), shall be repaid by the Borrower to the Lender in cash on or before 15 December 2013; and

(b)	the remaining HK$18,740,637.45 (“Second Instalment”) shall be repaid by the Borrower to the Lender on or before 28 February 2014.

6.2           The Borrower may prepay to the Lender the whole or any part of the Loan by giving to the Lender not less than fourteen (14) Business Days’ notice in writing of its intention to make such prepayment, specifying the amount to be prepaid and the date on which prepayment is to be made.

6.3          A notice of intention to prepay shall not be effective until actually received by the Lender but once having been given by the Borrower shall be irrevocable and shall oblige the Borrower to make the specified prepayment and failure to make prepayment in accordance with such a notice shall be an Event of Default.

6.4          No amounts prepaid may be re-borrowed.

7.            PAYMENTS

7.1          All payments to be made by the Borrower to the Lender pursuant to this Agreement shall be made in HK$ in immediately available funds and, unless expressly provided in this Agreement to the contrary, shall be made to the Lender by wire transfer with proof of delivery receipt from the initiating bank not later than 11:00 a.m. (Hong Kong time) on the due date to such account as the Lender may from time to time stipulate in writing.

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8.            TAXES

8.1          All amounts payable by the Borrower hereunder shall be made without set-off, counterclaim or other deductions and free and clear of and without deduction for or on account of any taxes (other than tax on the overall net income of the Lender) now or hereafter imposed, levied, collected, withheld or assessed by any country, state or any political sub-division or taxing authority thereof or therein or any federation or organisation of which any such country, state or any political sub-division thereof may at the time of payment be a member.

8.2          If the Borrower is prohibited by the law of any jurisdiction other than the laws of Hong Kong from making payments without deduction or withholding as provided in Clause 8.1 then:

(1)	the Borrower shall ensure that such deduction and/or withholding does not exceed the minimum requirement under the applicable law;

(2)	the Borrower shall pay to the Lender such additional amounts as necessary in order that the net amounts received by the Lender, after such deduction or withholding shall equal the amount which it would have received had no such deduction or withholding been required to be made;

(3)	the Borrower shall immediately and in any event no later than the date after which penalties would attach cause to be paid over to the relevant authority the full amount of the deduction or withholding which it is required to deduct or withhold including the whole amount of any deduction or withholding from any additional amount paid pursuant to paragraph (2) above; and

(4)	the Borrower shall deliver to the Lender within seven (7) days of payment or the due date or on demand satisfactory evidence of payment of such deduction or withholding to the relevant authority.

8.3          Without prejudice and in addition to Clauses 8.1 and 8.2, the Borrower shall fully indemnify and keep the Lender fully indemnified against all tax (other than tax on the overall net income of the Lender) now or hereafter imposed, levied, collected or assessed by the taxing authority of any jurisdiction other than the Inland Revenue Department of Hong Kong in respect of interest, front-end fees, and other sums of a similar nature paid or payable by the Borrower to the Lender under this Agreement. For the purpose aforesaid, the Borrower shall, on each occasion on which payment is made by the Borrower to the Lender in respect of interest, front-end fees and other sums of a similar nature under this Agreement, pay to the Lender such additional amount as the Lender may require to discharge the tax imposed by the taxing authority of any jurisdiction other than the Inland Revenue Department of Hong Kong on such payment.

9.            REPRESENTATIONS AND WARRANTIES

9.1          Each of the Borrower and the Guarantor hereby represents and warrants to the Lender as follows:

(1)	each of the Borrower and the Guarantor, as the case may be, has full power and authority to make borrowings hereunder upon the terms and conditions of this Agreement and enter into and perform its obligations under this Agreement and the Security Documents to which it is a party;

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(2)	the execution, delivery and performance by the Borrower and the Guarantor, as the case may be, of this Agreement or the Security Documents to which it is a party will not violate in any material respect any provision of (a) any law or regulation or any order or decree of any governmental agency or court to which it is subject; or (b) any mortgage, charge, deed, contract or other undertaking or instrument to which it is a party or which is binding upon it;

(3)	this Agreement and each Security Documents to which the Borrower and/or the Guarantor, as the case may be, is a party constitute or will, when executed, constitute the legal, valid and binding obligations of the Borrower and the Guarantor, as the case may be, enforceable in accordance with their respective terms;

(4)	all governmental or other authorisations, approvals and consents required for or in connection with the execution, delivery, performance, legality, validity, enforceability and admissibility in evidence of this Agreement and the Security Documents have been obtained and all such authorisations, approvals and consents are in full force and effect;

(5)	no action, suit or proceeding is pending or threatened against the Borrower and/or the Guarantor before any court, board of arbitration or administrative agency or tribunal which the Lender may at its reasonable discretion consider to be material to the business, assets or condition (financial or otherwise) of the Borrower and/or the Guarantor, on the ability of the Borrower and/or the Guarantor, as the case may be, to perform its obligations under this Agreement and the Security Documents or other documents to which the Borrower and/or the Guarantor is a party;

(6)	each of the Borrower and the Guarantor has not taken any action for bankruptcy and no steps have been taken or proceedings started or is threatened for the bankruptcy of the Borrower or the Guarantor;

(7)	save for the matters as contemplated under the Settlement Deed and those disclosed in the SEC filings submitted by the Guarantors to the U.S. Securities and Exchange Commission prior to the execution of this Agreement, each of the Borrower and the Guarantor is not in default or has committed any breach of or under any agreement to which it is a party or by which it may be bound and as at the date of this Agreement, no condition, event or act exists or has occurred, which, with the lapse of time or the giving of notice or both or the fulfilment of any other condition would constitute such a default or breach;

(8)	each of the Borrower and the Guarantor is not required to make any deduction or withholding from amounts payable under this Agreement or any of the Security Documents to which it is a party for or on account of any taxes now or hereafter imposed by federal, state or local any taxing authority of the United States of America or the Republic of Seychelles;

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(9)	no Event of Default has occurred or will occur as a result of the entry into this Agreement or any of the Security Documents by the Borrower or the Guarantor;

(10)	it is not necessary to ensure the legality, validity, enforceability, admissibility in evidence or priority of the Security Documents or the security created thereunder that any of them be filed, recorded or enrolled with any court or authority in Hong Kong or elsewhere or that any stamp duty, documentary, registration or similar tax be paid on or in relation to any of them in Hong Kong or elsewhere and each of this Agreement and the Security Document is in proper form for its enforcement in the courts of Hong Kong or elsewhere;

(11)	the Loan will be used solely and exclusively for the purpose set out in Clause 2.1; and

(12)	the repayment of any part of the Loan or interest thereon by the Borrower or the Guarantor is not subject to any withholding tax or duties or tax or duties of similar nature under any federal, state or local laws of the United States of America or the Republic of Seychelles.

9.2          The Borrower hereby further represents, warrants and agrees that each of the representations and warranties contained in this Clause 9.1 shall be correct and complied with in all respects for so long as any part of the Loan or interest thereon or any other amounts payable hereunder remain outstanding and shall without prejudice to the foregoing be deemed to be repeated on the date on which the Loan is made.

9.3          The Borrower hereby acknowledges that the Lender has agreed to make the Loan available to the Borrower in reliance upon the undertakings, representations and warranties contained in this Clause 9.

10.         COVENANTS

10.1       Each of the Borrower and the Guarantor hereby covenants and agrees with the Lender that so long as any part of the Loan or interest thereon or any other amounts payable hereunder remain outstanding, each of the Borrower and the Guarantor shall:

(1)	promptly advise the Lender in writing of details of any litigation, arbitration or administrative proceeding which would have rendered the undertakings, representations and warranties contained in Clause 9 incorrect had the same been current or threatened as at the date hereof immediately upon occurrence of the same;

(2)	deliver to the Lender within the period specified in any notice from the Lender, all such other information relating to the condition (financial or otherwise) of the Borrower or the Guarantor as the Lender may request;

(3)	in all respects observe and comply with the covenants and obligations under this Agreement, the Security Documents and other documents to which it is a party;

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(4)	obtain and promptly renew from time to time and comply with the terms of all consents, licences, approvals or authorisations of all governmental agencies of any country or state or political subdivision thereof required for in connection with the execution, delivery, performance, validity, enforceability and admissibility in evidence of this Agreement and deliver or cause to be delivered to the Lender evidence of renewal of and compliance with the terms of all such consents, licences, approvals or authorisations;

(5)	promptly advise the Lender upon becoming aware of (a) any Event of Default; (b) any potential Event of Default; or (c) any material adverse factor which may inhibit the Borrower or the Guarantor in the performance of its obligations under this Agreement or any of the Security Documents to which it is a party;

(6)	maintain the net current asset value of China Motion in the positive;

(7)	maintain a minimum two (2) month’s working capital for the present requirements of China Motion, equivalent to the level of working capital as at 28 February 2013 commencing from the date of this Agreement; and

(8)	guarantee and shall be primarily responsible for the contracts for goods, services and financing for the upgrade of the core network of China Motion for which contracts China Motion will be one of the parties, but without any down payments, debt services, finance charges or principal payments to be borne by China Motion prior to the full repayment of the Loan, the major terms of which are set out in the Annexure. For the purpose of this sub-clause (8), the Borrower shall submit to the Lender the final draft of the contracts for goods, services and financing for the upgrade of the core network of China Motion at least 7 days prior to the proposed date of execution of such contracts for the prior approval by the Lender, which approval shall be given if the terms are in line with the said major terms.

10.2       Each of the Borrower and the Guarantor hereby covenants and agrees with the Lender that, except as provided in Clause 10.1(8), so long as any part of the Loan or interest thereon or any other amounts payable hereunder remain outstanding, each of the Borrower and the Guarantor will procure China Motion not to, without the prior written consent of the Lender which is at the Lender’s absolute discretion without assigning any reason thereof:

(1)	lend any money or extend any credit, save and except for (i) the extension of credit by China Motion to its postpaid customers with respect to the provision of goods and services in the ordinary course of its business; and (ii) the advancement of a loan in the sum of up to HK$1,936,215.84 (the “Agreed Loan”) to the Borrower solely for the following three purposes:

(a)	settling the agreed legal costs and expenses incurred by (1) the Lender in relation to the negotiation, preparation and execution of this Agreement and the Security Documents and (2) Listco and the Sellers arising out of and in connection with the Arbitration Proceedings and the negotiation, preparation and execution of the Settlement Deed, in the aggregate amount of HK$1,250,000;

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(b)	settling with the Sellers (1) the adjustments to the purchase price of the entire issued share capital of China Motion based on the audited net asset value of China Motion as at 28 February 2013, and (2) the additional stamp duty in connection with the transfer of shares of China Motion from the Sellers to the Borrower, each pursuant to the Second Amendment (as defined in the Settlement Deed), in the aggregate amount of HK$676,215.84; and (3) any shortfall based on exchange rate differences and wire transfer fees in connection with a payment being made by Borrower to Holdings in U.S. Dollars upon execution of the Settlement Deed, in an amount not to exceed HK$10,000.

The Agreed Loan shall be repaid by the Borrower to China Motion in full on or before 15 December 2013;

(2)	give any guarantee or enter into any indemnity and undertaking or other deed imposing obligations or liabilities on its part in respect of any indebtedness or obligation of any other person;

(3)	enter into any loan, credit or other borrowing arrangement other than with the existing vendors and suppliers of China Motion as at the date of this Agreement and in the ordinary course of business and on such terms consistent with the loan, credit or other borrowing arrangement already entered into with such existing vendors or suppliers;

(4)	take any action or any other steps or proceedings for its liquidation;

(5)	create any security in respect of any debt or in respect of any guarantee or indemnity in respect of any debt save for the Security Documents;

(6)	require or procure China Motion to pay any portion of the down payment, debt service, finance charges or principal payments for the network upgrade as set out in Clause 10.1(8);

(7)	pay the entire or any part of the expenses of engineering services rendered in connection with upgrading China Motion’s telecommunication network;

(8)	charge China Motion for any costs and expenses in relation to or otherwise in connection with the upgrade of the core network of China Motion;

(9)	repay any outstanding loans due to their respective shareholders or directors; and

(10)	employ any new employees of China Motion with monthly salary exceeding HK$15,000 per month per individual or increase the salary or remuneration of any existing employees.

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10.3       Each of the Borrower and the Guarantor hereby covenants and agrees with the Lender that so long as any part of the Loan or interest thereon or any other amounts payable hereunder remain outstanding, each of the Borrower or the Guarantor will not, without the prior written consent of the Lender which is at the Lender’s absolute discretion without assigning any reason thereof:

(1)	take any action or any other steps or proceedings for its liquidation;

(2)	withdraw any funds directly or indirectly from China Motion except for the advancement of the Agreed Loan to the Borrower;

(3)	require or procure China Motion to pay any portion of the down payment, debt service, finance charges or principal payments for the network upgrade as set out in Clause 10.1(8);.

(4)	receive the entire or any part of the expenses of engineering services rendered in connection with upgrading China Motion’s telecommunication network; and

(5)	charge China Motion for any costs and expenses in relation to or otherwise in connection with the upgrade of the core network of China Motion.

11.         Lender governance rights

11.1       On and from the Drawdown Date and for such time as there are any monies owed by the Borrower to the Lender (or its affiliates):

(a)	the Lender shall have the right from time to time to nominate one person to be appointed and to continue in office as directors of China Motion (each such person being a Lender Director), provided that such persons fulfil the requirements under the applicable law to be appointed as a director; and

(b)	China Motion shall to the extent permitted under applicable law (as from time to time amended) procure that the Board shall comprise at all times not more than three Directors (including the Lender Directors).

11.2       The Lender may appoint or remove a Lender Director nominated by it by notice to China Motion signed by it or on its behalf. The appointment or removal shall take effect when the notice is delivered to China Motion, unless the notice indicates a later date.

11.3       A Lender Director shall have the same rights as any other director of China Motion or member of the relevant board committee of China Motion and its subsidiaries (“China Motion Group”), as applicable, to receive notice of meetings and to receive information in relation to the China Motion Group, and shall be entitled to vote at any such meetings in accordance with the terms of the articles of association of China Motion and/or the terms of reference of the relevant board committee of China Motion Group, as the case may be.

11.4       If the Borrower ceases to owe any monies to the Lender, its rights under clause 11.1, 11.2 and 11.3 shall cease and the Lender shall (unless the Lender otherwise agree) procure that any Lender Director promptly resigns as a director of China Motion Group.

11.5       The Lender shall notify China Motion in writing promptly on becoming aware that the Borrower has ceased to owe any monies to the Lender (and its affiliates).

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11.6       Subject to clause 11.7, the quorum for the transaction of business at any meeting of the board of China Motion shall be at least one Lender Director (or his alternate) and at least one non-Lender Director (or his alternate) when the relevant business is transacted.

11.7       If no Lender Director attends a duly convened board meeting of China Motion (the “Initial Board Meeting”), at such Initial Board Meeting the chairman of the Board shall give each director of China Motion written notice of a second meeting of the Board (the “Second Board Meeting”) to be held at the same place and same time seven Business Days after the Initial Board Meeting. If no Lender Director attends the Second Board Meeting, at such Second Board Meeting the chairman of the Board shall give each director of China Motion written notice of a third meeting of the Board (the “Third Board Meeting”) to be held at the same place and same time seven Business Days after the Second Board Meeting. If no Lender Director attends the Third Board Meeting, the Lender Directors shall be deemed to have waived the right to attend the meeting and a quorum will have been formed and any two directors of China Motion may hold the Third Board Meeting without any Lender Directors.

11.8       At any meeting of the board directors of China Motion, each director of China Motion shall be entitled to one vote. Any director of China Motion who is absent from any meeting may nominate any other director of China Motion to act as his alternate and to vote in his place at the meeting.

11.9       On and from the Drawdown Date and for such time as the Borrower owes, directly or indirectly, any monies to the Lender (or its affiliates), the Lender shall be entitled to appoint and maintain in office at least one director of each member of China Motion Group (and to remove any director so appointed from office and to appoint another in the place of any director so removed) and the provisions of clauses 11.2 to 11.8 shall apply to such directors mutatis mutandis and the parties shall ensure that any amendments required to reflect these provisions are made to the memorandum and articles of association or other constitutional documents of each member of China Motion Group as soon as reasonably practicable following that company becoming a member of China Motion Group.

11.10     From the date of this Agreement until the Repayment Date or the date of repayment of the entire principal amount and interest of the Loan and all moneys owing by the Borrower to the Lender under this Agreement (whichever is later), each party shall use their respective powers to ensure, so far as they are legally able, that no action or decision is taken (whether by the Board, the Company or any of their respective officers or managers) in respect of any matter listed in Schedule 4, without prior written consent of the Lender.

11.11     The Borrower agrees that as long as there are any monies owed by the Borrower to the Lender:

(a)	it will answer in reasonable detail any reasonable written or oral inquiry by the Lender, and facilitate the interview of directors, officers and employees of China Motion at any reasonable time specified by the Lender;

(b)	the Lender shall have the right to review and audit all the books, records and accounts of China Motion and its subsidiaries and the Borrower shall make all reasonable efforts, and shall procure that China Motion makes all reasonable efforts, to cooperate with any such review, audit, analysis and related reports;

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(c)	the Lender shall be entitled to receive all information, including monthly management accounts and operating statistics and other trading and financial information, in such form as they reasonably require to keep them properly informed about the business and affairs of China Motion and generally to protect their interests as Lender; and

(d)	the Lender shall at any time, upon providing reasonable written notice to the Borrower, be entitled to visit and inspect any facilities, offices or other premises of China Motion.

12.          EVENTS OF DEFAULT

12.1        There shall be an Event of Default if any one of the following events shall have occurred and such events have not been rectified or cured or is continuing:

(1)	Non-payment of the First Instalment: the Borrower fails to pay any amount due from it with respect to the First Instalment on the due date for such payment under this Agreement; or

(2)	Non-payment of the Second Instalment: the Borrower fails to pay any amount due from it with respect to the Second Instalment under this Agreement on the due date for payment; or

(3)	Non-payment of other sums: the Borrower fails to pay any amount due from it under this Agreement in the manner specified herein on the due date for payment, including but not limited to the failure to repay any amount due to the Company; or

(4)	Other obligations: the Borrower or the Guarantor commits any breach of or omits to observe any of its undertakings or obligations under this Agreement or any of the Security Documents to which it is a party; or

(5)	Breach of representation: any representation or warranty made or deemed to be repeated by the Borrower pursuant to this Agreement is or proves to have been incorrect in any material respect when made or repeated; or

(6)	Authorisation: any consent, licence, approval or authorisation referred to in Clause 9.1(4) is modified in a manner unacceptable to the Lender or is not granted or is suspended or revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

(7)	Decree or order: any decree or order is made by any competent court adjudging the Borrower or the Guarantor insolvent or bankrupt under the insolvency or bankruptcy laws of any jurisdiction to which it may be subject or any order or application is made for the appointment of any liquidator, receiver, trustee, curator or sequestrator or other similar official of the Borrower or the Guarantor in respect of all or a substantial part of its assets (save for the purposes of an amalgamation, merger or reconstruction not involving insolvency the terms of which shall have received the prior written approval of the Lender);

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(8)	Insolvency: the Borrower or the Guarantor is unable to pay its debts as they fall due, or stops payment under its respective obligations generally, or commences negotiations with its creditors generally with a view to the general readjustment or rescheduling of its financial indebtedness; or

(9)	Winding up: any petition is presented or other step is taken for the purpose of winding up, liquidating or dissolving the Borrower or the Guarantor for which in the opinion of the Lender there would be no realistic prospects of successfully resisting or such action, steps or proceedings is not discharged or discontinued within seven (7) days, or an order is made for or resolution passed for the winding up, liquidation or dissolution of the Borrower or the Guarantor, or a notice is issued convening a meeting for the purpose of passing any such resolution; or

(10)	Appointment of receivers: any receiver or manager or other administrator is appointed of the Borrower or the Guarantor or any part of its assets, or the directors of the Borrower or the Guarantor request any person to appoint such a receiver or manager or administrator, or any other steps are taken to enforce any Encumbrance over all or any part of the assets of the Borrower or the Guarantor; or

(11)	Other jurisdictions: any event occurs or proceeding is taken with respect to the Borrower or the Guarantor in any jurisdiction to which it is subject which has an effect which is equivalent or similar to any of the events mentioned in sub-clauses (5) to (8); or

(12)	Cross default: the Borrower or the Guarantor defaults or receives notice of default under any of the Security Documents or obligation whether relating to borrowing or other matters or any indebtedness of the Borrower or the Guarantor under any of the Security Documents becomes payable, or capable of being, or is declared payable before its stated maturity or is not paid when due or any security interest, guarantee or other security created by the Borrower or the Guarantor under any of the Security Documents becomes enforceable; or

(13)	Security: this Agreement or any of the Security Documents shall be or is likely to be invalid, void or unenforceable; or

(14)	Repudiation: the Borrower or the Guarantor repudiates this Agreement or any of the Security Documents or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any of the Security Documents or any action or proceedings are commenced (and not withdrawn or dismissed within a period of 14 days after its commencement) to enjoin or restrain the performance of or compliance with any respective obligation of the Borrower or the Guarantor under this Agreement or any of the Security Documents or otherwise dispute the ability of the Borrower or the Guarantor to enter into, exercise its respective rights or perform or comply with any of its respective obligations under this Agreement or any of the Security Documents; or

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(15)	Securities regulations: the Borrower or the Guarantor fails to comply in all material respects with, or does not diligently perform in all material respects any of its duties and obligations under, all applicable laws, rules, codes, regulations, consents, licences, approvals and authorisations in any manner that is likely to adversely to affect the ability of the Borrower or the Guarantor to perform all or any of its obligations under or otherwise to comply with the terms of this Agreement or any of the Security Documents; or

(16)	Failure to pay: the Borrower (i) fails to make any payment pursuant to the Security Documents; or (ii) to perform an obligation on a due date for such payment or obligation under the Security Documents; or (iii) becomes bound to repay prematurely any other loan or other obligation for borrowed money by reason of a default by it in the Security Documents; or (iv) if it fails to make any payment in respect thereof on a due date for such payment pursuant to the Security Documents; or (v) becomes bound to make payment under any guarantee given by it under the Security Documents by reason of a default by the principal debtor; or (vi) fails to make any payment in respect of any present or future security on or over any asset of the Borrower which becomes enforceable against the assets covered by the Security Documents; or

(17)	Use of loan: the Loan is used for the purpose(s) other than those set out in Clause 2.1.

12.2        Upon the occurrence of an Event of Default and at any time thereafter, the Lender may by notice in writing to the Borrower and/or the Guarantor:

(1)	declare the Loan, all interest accrued thereon and all other monies payable under this Agreement to be forthwith due and payable whereupon the same shall be forthwith due and payable; and/or

(2)	declare all or any part of the security constituted under the Security Documents to be immediately enforceable whereupon the same shall become immediately enforceable.

13.          ENFORCEMENT OF SECURITY

If on the date on which the Secured Indebtedness or any part thereof has become immediately due and payable pursuant to Clause 12.2, the Secured Indebtedness or the part thereof which has become immediately due and payable have not been paid in full, the security constituted under the Security Documents shall then become immediately enforceable. For the avoidance of doubt, the enforcement of security constituted under the Security Documents will not prejudice the right of the Lender to recover any shortfall from the Borrower.

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14.         INDEMNITIES

14.1       Without prejudice to any other right or remedy of the Lender, upon:

(1)	the occurrence of an Event of Default; and/or

(2)	the declaration of the Loan to be immediately due and payable pursuant to Clause 12.2 or otherwise in accordance with the terms of this Agreement; and/or

(3)	the Borrower failing to borrow the Loan or satisfy any of the conditions precedent after having delivered a Notice of Drawing; and/or

(4)	any sums payable by the Borrower under this Agreement not being paid when due, and at any time thereafter,

the Borrower shall pay to the Lender on demand such amount or amounts as shall fully indemnify the Lender against all losses, expenses and liabilities which the Lender may sustain or incur by reason of the occurrence of any of the foregoing including but not limited to any loss, expense, premium or penalties suffered or incurred by the Lender in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof. A certificate of the Lender setting forth the amount of such losses, expenses and liabilities and specifying the basis therefor shall, in the absence of manifest error, be conclusive and binding on the Borrower.

14.2       The indemnities set out in Clause 14.1 shall be an obligation of the Borrower separate and independent of and in addition to its other obligations under this Agreement and the Security Documents to which it is a party, shall give rise to separate and independent cause of action, and shall take effect notwithstanding any time or other concession granted to the Borrower or any judgment or order being obtained or the filing of any claim in the liquidation, dissolution or bankruptcy (or analogous process) of the Borrower.

15.         Guarantee

15.1       The Guarantor hereby irrevocably and unconditionally guarantees to the Lender the due and punctual performance of the Borrower under this Agreement and the Security Documents.

15.2       The obligations of the Guarantor shall be continuing obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account or any change in the constitution or control of, or the insolvency of or any bankruptcy, winding up or analogous proceedings relating to any of the parties to this Agreement and the Security Documents.

15.3       The liability of the Guarantor hereunder shall be unaffected by any arrangement which the Lender may make with the Borrower or with any other person which (but for this provision) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety. Without prejudice to the generality of the foregoing, the Lender is to be at liberty at any time and without reference to the Guarantor to give time for payment or grant any other indulgence and to give up, deal with, vary, exchange or abstain from perfecting or enforcing any other securities or guarantees held by the Lender at any time and to discharge any party thereto and to realise such security or guarantees or any of them, as the Lender thinks fit and to compound with, accept compositions from and make any other arrangements with the Borrower or any person or persons liable on other securities or guarantees held by or by the Lender without affecting the liability of the Guarantor hereunder.

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15.4       As a separate and independent stipulation it is hereby agreed by the Guarantor that any obligation and undertaking under this Clause which may not be enforceable against the Guarantor on the footing of a guarantee, whether by reason of any legal limitation (other than any limitation imposed by this Agreement), disability or incapacity on or of the Borrower or any other fact or circumstance and whether or not known to the Lender shall nevertheless be enforceable against the Guarantor as sole or principal obligor in respect thereof.

15.5       The Guarantor hereby waives any right to require a proceeding first against the Borrower or any other person.

15.6       The obligations and liabilities of the Guarantor and the Borrower under this Agreement are joint and several and are of continuing nature and shall not be discharged or affected by the dissolution, amalgamation, reconstruction or reorganisation of or the change in constitution or control of any of the parties to this Agreement.

16.         FEES AND EXPENSES

16.1       The Borrower shall be responsible for:

(1)	all reasonable costs and expenses (including taxes thereon and legal fees on a full indemnity basis) incurred by the Lender as legal costs in connection with the negotiation, preparation and execution of this Agreement and the Security Documents and any other documents ancillary to or derived from any of them, agreed at HK$400,000 to be paid to the Lender within 7 days of the date of signing hereof;

(2)	all reasonable costs and expenses (including taxes thereon and legal fees on a full indemnity basis) incurred by the Lender in connection with the Loan or the admissibility in evidence of this Agreement and the Security Documents; and

(3)	promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar taxes payable in connection with the entry into, performance, enforcement or admissibility in evidence of this Agreement and/or any amendment or waiver thereof, and shall indemnify the Lender against any liability with respect to or resulting from any delay in paying or omission to pay any such taxes.

17.         NOTICES

17.1       All notices or communications required to be served or given pursuant to this Agreement:

(1)	shall be in writing and may be sent by prepaid post, mail (by airmail if to another country) or facsimile (but, if by facsimile from the Borrower, shall promptly be confirmed by mail) or personal delivery;

(2)	shall be sent to the parties at the facsimile number or address from time to time designated in writing by that party to the other; the initial facsimile number and address so designated by each party being set out in Schedule 1;

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(3)	if sent by the Borrower shall be irrevocable and shall not be effective until actually received by the Lender;

(4)	if sent to the Borrower shall be deemed to have been given and received by the Borrower (a) within five days after the date of posting, if sent by mail; (b) when delivered, if delivered by hand; and (c) on despatch, if sent by facsimile; and

(5)	shall be in the English language.

18.         FURTHER ASSURANCE

18.1       Each of the Borrower and the Guarantor agrees, immediately upon demand by the Lender, at its own cost and expense, make, execute, do, perform and provide or cause or procure to be made, executed, done, performed and provided, all such further acts, agreements, assurances, bills, bonds, contracts, deeds, documents, evidences of indebtedness, guarantees, indemnities, instruments, letters, loan notes, notes, notices, powers of attorney, promissory notes, receipts, undertakings, matters and things as the Lender shall reasonably require to perfect or improve the security afforded or created under the Security Documents, or intended to be afforded or created by this Agreement, or for facilitating the realisation of all or any part of securities created under the Security Documents and the exercise of all powers, rights, remedies, authorities and discretions vested in the Lender.

18.2       Each of the Borrower and the Guarantor hereby jointly and severally undertakes with the Lender that, from the date of this Agreement and so long as any moneys are owing under this Agreement, it will, on demand, duly execute in favour of the Lender such documents and agreements referred to in Clause 18.1, in addition to the Security Documents as the Lender shall from time to time require on or over or in respect of all or any part of its present and/or future undertaking, properties, assets, rights and/or revenues as a continuing security for its obligations under this Agreement, and which shall:-

(a)	be in such form and duly executed, delivered, created, secured and/or perfected in such manner as the Lender shall stipulate;

(b)	if necessary or desirable under applicable law for its creation, legality, validity, priority, enforceability, admissibility in evidence or effectiveness or for the performance by the Borrower or any of its obligations thereunder, be duly notarised, filed, recorded, registered and/or enrolled according to such law; and

(c)	not, without the prior written consent of the Lender, secure or prefer or be extended so as to secure or prefer any present or future indebtedness or obligation except the Borrower's obligations under this Agreement.

19.         MISCELLANEOUS

19.1       A certificate issued by the Lender as to any sum payable by the Borrower under this Agreement and any other certificate, determination, notification or opinion of the Lender provided for in this Agreement shall, in the absence of manifest error, be conclusive evidence against the Borrower.

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19.2        If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

19.3        Save as may be expressly otherwise provided herein, time is of the essence of this Agreement but no failure or delay on the part of the Lender to exercise any power, right or remedy hereunder shall operate as a waiver thereof nor shall a waiver by the Lender of any particular default by the Borrower affect or prejudice the right, power or remedy of the Lender in respect of any other default or any subsequent default of the same or a different kind nor shall any single or partial exercise by the Lender of any power, right or remedy hereunder preclude any other or further exercise thereof or the exercise of any power, right or remedy.

19.4        No power, right or remedy conferred under this Agreement upon the Lender is intended to be exclusive of any other power, right or remedy but shall be cumulative and shall be in addition to every other power and remedy now or hereafter existing at law, in equity, by statute or contract or otherwise.

19.5        No waiver of any Event of Default shall be effective unless in writing signed by the Lender.

19.6        This Agreement may not be amended save in writing duly signed by all parties hereto.

19.7        The Lender may grant waivers, consents or indulgence in respect of any one or more obligations of or conditions or requirements imposed on or applied to the Borrower under or in connection with this Agreement including without limitation any condition or requirement applicable to the making of a drawing under this Agreement and any such waiver, consents or indulgence may be given subject to such terms and conditions as may be imposed by the Lender.

19.8        This Agreement and the documents referred to herein constitute the entire obligations of the Lender and supersede any previous expressions of intent or understandings in respect of the transaction contemplated under this Agreement.

19.9        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts as the Lender may require which when taken together shall be deemed to constitute one agreement.

19.10      In the event of any inconsistency between any of the terms of this Agreement and any of the terms of the Security Documents, the terms of this Agreement shall prevail.

20.          ASSIGNMENT

20.1        This Agreement shall enure to the benefit of the parties hereto and their respective successors, assignees and transferees.

20.2        The Borrower may not assign any of its rights or obligations under this Agreement.

20.3        The Lender may at any time without the consent of or notice of the Borrower assign its rights and benefits hereunder or any part thereof to any one or more persons on such terms and conditions as it may deem fit.

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21.          LAW AND JURISDICTION

21.1        This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

21.2        Each of the Borrower and the Guarantor hereby irrevocably submits to the jurisdiction of the courts of Hong Kong and of any country in which it has assets and hereby irrevocably waives any objection to any proceedings in any such courts on the basis of forum non conveniens. Each of the Borrower and the Guarantor agrees that a judgment in any proceedings brought in any such courts may be enforced in any other jurisdiction by suit on the judgment or in any other manner permitted by law.

21.3        The submission in Clause 21 is non-exclusive and the Lender reserves the right to proceed in any other jurisdiction having or claiming or accepting jurisdiction in respect thereto.

21.4        The Borrower hereby irrevocably appoints Lawrence Lo of Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong as its agent to accept service of legal process out of the courts of Hong Kong in connection with this Agreement. The Borrower further agrees to maintain a duly appointed agent in Hong Kong to accept service of process out of the courts of Hong Kong and to keep the Lender informed of the name and address of such agent. Service on Lawrence Lo (or such other agent as shall have been notified by the Borrower in writing) shall be deemed to be service on the Borrower.

21.5        The Guarantor hereby irrevocably appoints Lawrence Lo of Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong as its agent to accept service of legal process out of the courts of Hong Kong in connection with this Agreement. The Guarantor further agrees to maintain a duly appointed agent in Hong Kong to accept service of process out of the courts of Hong Kong and to keep the Lender informed of the name and address of such agent. Service on Lawrence Lo (or such other agent as shall have been notified by the Guarantor in writing) shall be deemed to be service on the Guarantor.

IN WITNESS hereof the parties hereto have duly executed this Agreement as a deed the day and year first above written.

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Schedule 1

Address and Facsimile Number for Notification

Party	Address	Fax number
The Borrower	2nd Floor, No. 86 Fu Xin South Road Sec 2 Taipei 106 Taiwan	(886) 2 2701-4140
The Lender	37/F, 500 Chengdu North Road, Huangpu District, Shanghai, the People’s Republic of China	(86) 021 6358-6040
The Guarantor	2nd Floor, No. 86 Fu Xin South Road Sec 2 Taipei 106 Taiwan	(886) 2 2701-4140

Schedule 2

Designated bank account of the Sellers

Bank	Account Holder	Account number	Currency
The Hong Kong and Shanghai Banking Corporation Limited	China Motion Holdings Limited	026-272005-001	HKD

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Schedule 3

Notice of Drawing

Date:

To:         Xin Hua

We refer to the loan agreement dated 28 October 2013 (the “Loan Agreement”) pursuant to which you have agreed to advance a loan in the principal amount of HK$26,540,637.45 to us.

We hereby:

(1)	give you notice that we intend to make the drawing of HK$26,540,637.45 (the “Drawdown Amount”) on 28 October 2013;

(2)	certify that no Event of Default or condition, act or event which, with the giving of notice or lapse of time or both or the fulfillment of any other condition would constitute an Event of Default has occurred, is continuing or would result from the drawing requested hereunder;

(3)	represent and warrant that the representations and warranties set out in Clause 9 of the Loan Agreement are true and correct on the date hereof with reference to the facts and circumstances now existing;

(4)	confirm that the undertakings set out in Clause 10.1 of the Loan Agreement have at all times been duly complied with, observed and performed; and

(5)	direct you to pay the Drawdown Amount on behalf of us to the following bank account of China Motion Holdings Limited:

Bank	Account Holder	Account number	Currency
The Hong Kong and Shanghai Banking Corporation Limited	China Motion Holdings Limited	026-272005-001	HKD

Expressions capitalised and not defined in this Notice of Drawing shall have the meanings attributed thereto in the Loan Agreement.

For and on behalf of

Gulfstream Capital Partners Ltd.

_______________________

Name: Colin Tay

Title:   President

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Schedule 4

Reserved Matters

1.             Any alteration to the articles of association and/or other constitutional documents of the Company.

2.             Changing the number of securities the Company (“Securities”) is authorised to issue or the number of shares issued in the Company or the Company increasing (or reducing) its shareholding in any other company.

3.             The issue of any Securities by the Company.

4.             The Company redeeming or repurchasing any Securities (other than from an employee following his termination or when contractually bound to do so pursuant to the terms on which the Securities were issued or a repurchase from all shareholders of the Company on a pro rata basis).

5.             Fundamentally changing the nature or scope of the business of the Company or any decision to change the name under which the Company carries on its business.

6.             The Company changing its dividend policy or the Company declaring or paying any dividend or distribution other than when contractually bound to do so pursuant to the terms on which the relevant Securities were issued.

7.             The Company borrowing, lending, issuing any guarantee, raising money, issuing any trust receipts.

8.             The Company disposing of or leasing (whether in a single transaction or series of transactions) any business (or any material part of any business) or any assets (other than a disposal or lease of assets in the ordinary course of business) where the value of the disposal or lease exceeds HK$250,000.

9.             The Company establishing any subsidiary.

10.           The Company entering into (or terminating) any material partnership, joint ventures, profit-sharing agreement, technology licence or collaboration or merging with any other entity (not being a subsidiary of the Company), save for transactions carried out with the Borrower in the ordinary course of business.

11.           Major decisions relating to the conduct (including the settlement) of legal proceedings where there is a potential liability or claim of more than HK$100,000 to which the Company is a party.

12.           Any transaction by Company with, or procured by, any subsidiary, parent company or controlling shareholders of the Borrower.

13.           Appointing or removing the auditors of the Company.

14.           Approving the Company’s accounts and/or any change in the principal accounting policies of the Company.

15.           Any proposal to wind up the Company or other voluntary proceeding seeking liquidation, administration (whether out of court or otherwise), reorganisation, readjustment or other relief under any bankruptcy, insolvency or similar law or the appointment of a trustee, receiver, administrator (whether out of court or otherwise) or liquidator or similar officer (save as contemplated in this Agreement).

16.           Creating any mortgage, charge, Encumbrance or other security interest of any nature in respect of all or any material part of any undertaking, property or assets of the Company.

17.           Any action which in the reasonable opinion of the Lender, will cause or will likely cause any diminishment in value of the collaterals given by the Borrower under this Agreement.

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Annexure

Major terms of the contracts for goods, services

and financing for the upgrade of the core network of China Motion

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THE BORROWER

EXECUTED AS A DEED	)
)
and SIGNED by Colin Tay, its director	)
)
for and on behalf of	)	/s/ Colin Tay
)
Gulfstream Capital Partners Ltd.	)
)
in the presence of:	)

THE LENDER

SIGNED, SEALED and DELIVERED	)
)
by XIN HUA	)	/s/ Xin Hua
)
in the presence of:	)

THE Guarantor

EXECUTED AS A DEED	)
)
and SIGNED by Colin Tay, its President	)
)
for and on behalf of	)	/s/ Colin Tay
)
Velatel Global Communications, Inc.	)
)
in the presence of:	)

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